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                                                                    EXHIBIT 21.1
                            Parent and Subsidiaries
               National Commerce Bancorporation and Subsidiaries

The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of April 20, 2000.


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                                                                                    % of Voting
                                                                                  Securities Owned
                                                 Jurisdiction of                     by Parent
              Name of Subsidiary                  Organization        Parent
National Bank of Commerce (NBC)                  United States        NCBC            100.00
Commerce General Corporation                     Tennessee            NBC             100.00
NBC Capital Markets Group, Inc.                  Tennessee            NBC              80.00
NBC Bank, FSB (Knoxville)                        United States        NCBC            100.00
Commerce Capital Management, Inc.                Tennessee            NCBC            100.00
Monroe Properties, Inc.                          Tennessee            NCBC            100.00
National Commerce Bank Services, Inc.            Tennessee            NBC             100.00
Commerce Finance Company                         Tennessee            NBC             100.00
NBC Bank, FSB (Memphis)                          United States        NCBC            100.00
TransPlatinum Service Corp.                      Tennessee            NCBC            100.00
Kenesaw Leasing, Inc.                            Tennessee            Knoxville       100.00
First Market Bank, FSB                           United States        NCBC             49.00
USI Alliance Corp.                               Tennessee            NCBC            100.00
National Commerce Real Estate Holding Company    Tennessee            NBC             100.00
 (NCREHC)
J&S Leasing, Inc.                                Tennessee            Knoxville       100.00
NBC Insurance Services, Inc.                     Tennessee            NBC             100.00
Commerce Real Estate Holding Company (CREHC)     Delaware             CREHC           100.00
American Title and Escrow, Inc.                  Tennessee            NBC             100.00
FleetOne, L.L.C.                                 Tennessee            TransPlatinum   100.00
Southeastern Mortgage of Tennessee, Inc.         Tennessee            NBC             100.00
Hillsborough Savings Bank, Inc., SSB             North Carolina       NCBC            100.00
Prime Financial Services, Inc.                   Tennessee            TransPlatinum   100.00

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